SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                      ----------------------



                             FORM 8-K

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934
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                          January 10, 2000
                          ----------------
                 (Date of Earliest Event Reported)




                    ANNTAYLOR STORES CORPORATION
                    ----------------------------
        (Exact Name of Registrant as Specified in Charter)


           Delaware                    1-10738                  13-3499319
           --------                    -------                  ----------
(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                        142 West 57th Street
                       New York, New York 10019
                       ------------------------
 (Address, including Zip Code, of Registrants' Principal Executive Offices)


                           (212) 541-3300
                           --------------
         (Registrants' Telephone Number, Including Area Code)



                            Not Applicable
                            --------------
            (Former Name or Former Address, if Changed
                        Since Last Report)
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


ITEM 5.    OTHER EVENTS.

      On January 10, 2000, AnnTaylor Stores Corporation (the "Company") announced that its Board of Directors had approved a $50 million increase in the Company's securities repurchase program that was announced in September 1999, raising the total amount of securities that may be purchased under the program to $90 million.

      Pursuant to the securities repurchase program, the Company may make purchases of shares of its outstanding Common Stock and/or its Convertible Debentures due 2019, from time to time, subject to market conditions and at prevailing market prices, through open market purchases or in privately negotiated transactions. Purchases under the increased securities repurchase program may be made through June 30, 2000. Repurchased shares of Common Stock will become treasury shares and may be used for general corporate and other purposes. Repurchased Debentures will be canceled.

      A copy of the press release issued by the Company on January 10, 2000 is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information set forth above is qualified in its entirety by reference to that press release.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)  Exhibits.

           99.1 Press Release  issued by the Company on January 10, 2000.


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                            SIGNATURES
                            ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ANNTAYLOR STORES CORPORATION


                                    By:
                                        /s/ Barry Erdos
                                        ------------------------------
                                            Barry Erdos
                                        Executive Vice President - CFO

Date:  January 10, 2000
       ----------------

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                           EXHIBIT INDEX
                           -------------



Exhibit No.          Description
-----------          -----------

99.1            Press Release issued by the Company on January 10, 2000.